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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 and the related Prospectus pertaining to the 1995 Stock Option Plan of Rockford Industries, Inc. (a wholly-owned subsidiary of American Express Company), for the registration of 57,792 of American Express Company common shares, of our report dated February 5, 1998, with respect to the consolidated financial statements and schedules of American Express Company incorporated by reference in the American Express Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP
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New York, New York
March 1, 1999